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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 23, 2000


                        TELESERVICES INTERNET GROUP INC.
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             (Exact name of registrant as specified in its charter)


       Florida                                                 59-2773602
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(State or other jurisdiction            (Commission           (IRS Employer
     of incorporation)                  File Number)         Identification No.)



100 Second Avenue South, Suite 1000, St. Petersburg, Florida       33701
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          (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:           (727) 895-4410
                                                     -----------------------


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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

AGREEMENT AND PLAN OF REORGANIZATION. On August 23, 2000, the Registrant executed an Agreement and Plan of Reorganization ("Agreement") with GeneralSearch.com, Inc., a Minnesota corporation ("GSCI") and certain stockholders of GSCI pursuant to which 84.7826% of the issued and outstanding shares of common stock of GSCI (9,750,000), held by the persons identified below, were acquired by the Registrant in exchange for an aggregate of 38,152,178 shares of restricted common stock of the Registrant. By virtue of the reorganization, GSCI becomes a subsidiary of the Registrant. The following tabulates holdings of common stock of the Registrant by former stockholders of GSCI, giving effect to and as a result of the reorganization with GSCI.

Owner                       Shares Owned(1)       Percent of Class(2)
-----                       ---------------       -------------------
Michele J. Bruss              17,804,348               23.1%

Nick Salerno                   3,913,044                5.0%

Jane Hollister                 3,913,044                5.0%

Dave Venchus                   2,934,783                3.8%

Joanna Kopec                   1,956,522                2.5%

Chuck Sensale                  2,934,783                3.8%

Camille Sensale                2,934,783                3.8%

Margaret Brown                   586,957                   *

Trust 2000 WHB                 1,173,914                1.5%


(1) All Common Shares held by them are "restricted securities" and as such are subject to limitations on resale.

(2) Assumes that there will be 76,918,556 shares of common stock of the Registrant outstanding immediately after issuance of these shares as required by the Agreement and Plan of Reorganization.

* constitutes less than 1% of the outstanding common stock of the Registrant.

DESCRIPTION OF GSCI.  Following is a description of the business of GSCI:

GSCI operates an Internet portal at www.generalsearch.com. The portal is designed to enhance an individual's online experience via a powerful and accurate search engine that utilizes filters to make it adult-content free. In addition to its powerful search engine, GSCI offers free Internet access, e-mail, voice-mail, fax, and integrated messaging with unlimited lifetime use.

APPOINTMENT OF DIRECTOR. In connection with the acquisition, Jeffrey Bruss was appointed as a director of the Registrant.

BROKERS' AND FINDERS' FEES. In connection with the above-described acquisition, the Registrant issued an 8% convertible debenture to Ladenburg Thalmann & Co. Inc. ("Ladenburg") for financial advisory services rendered and the delivery of a fairness opinion.



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The Registrant also entered into a registration rights agreement with Ladenburg.
Pursuant to the terms of the debenture, the Registrant must pay $2,650,000 to Ladenburg on or before the earliest of December 31, 2000 ("Maturity Date") or the closing of one or more debt or equity financings. Subject to terms and conditions contained in the debenture, Ladenburg is entitled to exercise its right to convert all or a portion of the unpaid principal and accrued interest into shares of common stock of the Registrant at any time after the Maturity Date. The Registrant also issued 2,700,000 shares of restricted common stock to Rangeley Corporation as an advisory fee in connection with the transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.        Description

               2.8 Agreement and Plan of Reorganization between TeleServices Internet Group Inc. and
                            GeneralSearch.com, Inc., dated August 23, 2000 (Filed herewith).

              4.11 8% Convertible Debenture due December 31, 2000, issued by TeleServices Internet Group Inc.
                            to Ladenburg Thalmann & Co., dated August 23, 2000 (Filed herewith).

              4.12 Registration Rights Agreement by and between TeleServices Internet Group Inc. and Ladenburg Thalmann & Co. Inc., dated August 23, 2000 (Filed herewith).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TELESERVICES INTERNET GROUP INC.


                                                By: /s/ Robert P. Gordon
                                                    ----------------------------
                                                    Robert P. Gordon, Chairman


Date:  August 30, 2000


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                                 EXHIBIT INDEX

             EXHIBIT
             NUMBER         DESCRIPTION
             -------        -----------
               2.8          Agreement and Plan of Reorganization between
                            TeleServices Internet Group Inc. and
                            GeneralSearch.com, Inc., dated August 23, 2000
                            (Filed herewith).

              4.11 8% Convertible Debenture due December 31, 2000, issued by TeleServices Internet Group Inc.
                            to Ladenburg Thalmann & Co., dated August 23, 2000
                            (Filed herewith).

              4.12          Registration Rights Agreement by and between
                            TeleServices Internet Group Inc. and Ladenburg
                            Thalmann & Co. Inc., dated August 23, 2000 (Filed herewith).